FOR IMMEDIATE RELEASE

For: Great American Financial Resources, Inc.	Contact: Mark F. Muething
250 E. Fifth Street	Executive Vice President
Cincinnati, OH 45202	513-333-5515

Web site: www.gafri.com

GREAT AMERICAN FINANCIAL RESOURCES, INC.

BOARD ELECTS ADDITIONAL DIRECTOR

________________________________________________________________

CINCINNATI, OH, March 1, 2007 Great American Financial Resources, Inc. ("GAFRI") (NYSE:GFR) announced today that its Board of Directors had elected Joseph P. Tomain as a director of GAFRI. Mr. Tomain was also appointed a member of the Special Committee of independent directors, to serve with Ronald G. Joseph, to consider the unsolicited proposal from American Financial Group, Inc. ("AFG") to acquire all the shares of GAFRI common stock not owned by AFG. Mr. Tomain currently serves as Dean Emeritus and a Professor of Law at the University of Cincinnati College of Law.

* * * *

About GAFRI

GAFRI is a Cincinnati-based insurance holding company with $13 billion in assets. The Company's subsidiaries include Great American Life Insurance Company, Annuity Investors Life Insurance Company, Central Reserve Life Insurance Company, Continental General Insurance Company, United Teacher Associates Insurance Company and Loyal American Life Insurance Company. Through these companies, GAFRI markets traditional fixed, indexed and variable annuities and a variety of supplemental insurance products.